STOCK PURCHASE AGREEMENT

                                  By and Among

                              SFI of Delaware, LLC


                                  Caltar, Inc.

                                       and

                          The Stockholder Named Therein


                     made effective as of November 30, 1998






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                                TABLE OF CONTENTS
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                                                                                                               Page


1. STOCK PURCHASE.................................................................................................1
   1.1 Stock......................................................................................................1
   1.2 Purchase Price.............................................................................................1
   1.3 Post-Closing Adjustment....................................................................................2
   1.4 Escrow.....................................................................................................3
   1.5 Exchange of Certificates and Payment of Cash...............................................................4
   1.6 Post-Closing Earn-Out......................................................................................4
   1.7 Accounting Terms...........................................................................................6
2. CLOSING........................................................................................................6
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDER..............................................6
   3.1 Due Organization...........................................................................................6
   3.2 Authorization; Validity....................................................................................7
   3.3 No Conflicts...............................................................................................7
   3.4 Capital Stock of the Company...............................................................................8
   3.5 Transactions in Capital Stock; Accounting Treatment........................................................8
   3.6 Subsidiaries, Stock, and Notes.............................................................................8
   3.7 Complete Copies of Materials...............................................................................9
   3.8 Absence of Claims Against Company..........................................................................9
   3.9 Company Financial Conditions...............................................................................9
   3.10 Financial Statements......................................................................................9
   3.11 Liabilities and Obligations..............................................................................10
   3.12 Books and Records........................................................................................10
   3.13 Bank Accounts; Powers of Attorney........................................................................11
   3.14 Accounts and Notes Receivable............................................................................11
   3.15 Permits..................................................................................................11
   3.16 Real Property............................................................................................12
   3.17 Personal Property........................................................................................14
   3.18 Intellectual Property....................................................................................15
   3.19 Significant Customers; Material Contracts and Commitments................................................16
   3.20 Government Contracts.....................................................................................18
   3.21 Inventory................................................................................................19
   3.22 Insurance................................................................................................19
   3.24 Labor and Employment Matters.............................................................................21
   3.25 Employee Benefit Plans...................................................................................22
   3.26 Taxes....................................................................................................26
   3.27 Conformity with Law; Litigation..........................................................................28
   3.28 Relations with Governments...............................................................................28
   3.29 Absence of Changes.......................................................................................29
   3.30 Disclosure...............................................................................................30
   3.33 Predecessor Status; Etc..................................................................................31
   3.36 Location of Chief Executive Offices......................................................................31
   3.37 Location of Equipment and Inventory......................................................................31
   3/35 Year 2000 Compliance.....................................................................................31
4. REPRESENTATIONS AND WARRANTIES OF BUYER.......................................................................32
   4.1 Due Organization..........................................................................................32
   4.2 Authorization; Validity of Obligations....................................................................32
   4.3 No Conflicts..............................................................................................32
   4.4 Financial Ability.........................................................................................33

5. COVENANTS.....................................................................................................33
   5.1 Tax Matters...............................................................................................33
   5.2 Accounts Receivable.......................................................................................36
   5.3 Intentionally Omitted.....................................................................................36
   5.4 Employee Benefit Plans....................................................................................36
   5.5 Related Party Agreements..................................................................................37
   5.6 Cooperation...............................................................................................37
   5.7 Access to Information; Confidentiality; Public Disclosure.................................................37
   5.8 Conduct of Business Pending Closing.......................................................................38
   5.9 Prohibited Activities.....................................................................................39
   5.10 Exclusivity..............................................................................................40
   5.11 Notification of Certain Matters..........................................................................41
   5.12 Notice to Bargaining Agents..............................................................................41
   5.13 Post-Closing Balance Sheet...............................................................................41
   5.14 Subordination, Nondisturbance Attornment Agreement.......................................................41
6. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER..................................................................41
   6.1 Representations and Warranties; Performance of Obligations................................................41
   6.2 No Litigation.............................................................................................42
   6.3 No Material Adverse Change................................................................................42
   6.4 Consents and Approvals....................................................................................42
   6.5 Opinion of Counsel........................................................................................42
   6.6 Charter Documents.........................................................................................42
   6.7 Quarterly Financial Statements............................................................................43
   6.8 Due Diligence Review......................................................................................43
   6.9 Delivery of Closing Financial Certificate.................................................................43
   6.10 FIRPTA Compliance........................................................................................44
   6.11 Tarr Employment Agreement................................................................................44
   6.12 Lease Agreement..........................................................................................44
   6.13 Salesmen Employment Agreements...........................................................................44
7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDER AND THE COMPANY........................................44
   7.1 Representations and Warranties; Performance of Obligations................................................44
   7.2 No Litigation.............................................................................................44
   7.4 Consents and Approvals....................................................................................45
   7.5 Employment Agreements.....................................................................................45
   7.5 Lease Agreement...........................................................................................45
8. INDEMNIFICATION...............................................................................................45
   8.1 General Indemnification by the Stockholder and Tarr.......................................................45
   8.2 Limitation and Expiration.................................................................................46
   8.3 Indemnification Procedures................................................................................47
   8.4 Survival of Representations Warranties and Covenants......................................................49
   8.5 Remedies Cumulative.......................................................................................49
   8.6 Right to Set Off..........................................................................................49
9. NONCOMPETITION................................................................................................49
   9.1 Prohibited Activities.....................................................................................49
   9.2 Confidentiality...........................................................................................50
   9.3 Damages...................................................................................................51
   9.4 Reasonable Restraint......................................................................................51
   9.5 Severability; Reformation.................................................................................51
   9.6 Independent Covenant......................................................................................51
   9.7 Materiality...............................................................................................51
   9.8 Construction..............................................................................................51
10. GENERAL......................................................................................................51
   10.1 Termination..............................................................................................52


                                       ii
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   10.2 Effect of Termination....................................................................................52
   10.3 Successors and Assigns...................................................................................52
   10.4 Entire Agreement; Amendment; Waiver......................................................................53
   10.5 Counterparts.............................................................................................53
   10.6 Brokers and Agents.......................................................................................53
   10.7 Expenses.................................................................................................53
   10.8 Specific Performance; Remedies...........................................................................53
   10.9 Notices..................................................................................................54
   10.10 Governing Law...........................................................................................55
   10.11 Severability............................................................................................55
   10.12 Absence of Third Party Beneficiary Rights...............................................................55
   10.13 Mutual Construction.....................................................................................55
   10.14 Further Representations.................................................................................55

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                                      iii

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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 30 day of November, 1998, by and among SFI of Delaware, LLC, a Delaware limited liability company ("Buyer"), whose sole member is Workflow Management, Inc., a Delaware corporation ("Workflow"), Caltar, Inc., a California corporation (the "Company"), Jack Tarr and Phyllis T. Tarr, Trustees ("Trustees") of the Tarr Family Trust u/t/d October 3, 1991, the sole stockholder of the Company ("Stockholder"), and Jack Tarr, individually
         .

                                   BACKGROUND

         The Company is engaged in the business of distributing printed business forms and electronic forms. The Stockholder owns all of the issued and outstanding capital stock of the Company. Tarr is the President of the Company and is entering into an Employment Agreement with Buyer on the date hereof. This Agreement contemplates a transaction in which the Buyer will purchase from the Stockholder, and the Stockholder will sell to the Buyer, all of the outstanding capital stock of the Company (the "Stock") for the cash consideration set forth herein.

         NOW,   THEREFORE,   in   consideration  of  the  premises  and  of  the
representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.       STOCK PURCHASE

         1.1 Stock. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Stockholder will sell to Buyer, and Buyer will purchase from Stockholder, the Stock for the Purchase Price (as defined below).

         1.2      Purchase Price.

                  (a) For purposes of this Agreement, the "Purchase Price" shall be the amounts payable to the Stockholder by Buyer as set forth below in this
Section 1.2(a), which shall be payable in installments pursuant to Section 453(b) of the Internal Revenue Code of 1986, as amended ("Code"), in the following manner:

                           (i)  $400,000  of the  Purchase  Price  shall be
payable  in cash  ("Cash  Purchase Price"),  as adjusted  pursuant to this
Section 1.2 and Section 1.3. The Cash Purchase Price, as so adjusted, shall be applied first to satisfy the escrow obligations set forth in
Section 1.4 and the balance shall be paid to the Stockholder in cash at Closing.

                           (ii)   Certain   payments   shall   be  made  to  the
Stockholder based upon the "Gross Profit" of the Company, as specifically set forth in Section 1.6 hereof. For purposes of the Code, 4.51% of such payments shall be treated as interest for income tax purposes, which is equal to the Applicable Federal Rate for Mid-Term, Annual obligations as published by the Internal Revenue Service for November 1998 in Revenue Ruling 98-52.

                  (b) The Purchase Price has been calculated based upon several factors, including the assumption that the net worth of the Company, calculated in accordance with generally accepted accounting principles ("GAAP") consistently applied, is equal to or greater than $100,000 (the "Net Worth Target") as of the Closing; provided, however that notwithstanding anything in GAAP to the contrary, the Net Worth Target shall be calculated for purposes of this Agreement after giving effect to any expenses incurred by the Company or the Stockholder in connection with the transactions contemplated by this Agreement.

                  (c) If on the  Closing  Financial  Certificate  (as defined in
Section 6.9), the Certified Closing Net Worth (as defined in Section 6.9) is less than the Net Worth Target, the Cash Purchase Price to be delivered to the Stockholder may, at Buyer's election, be reduced either (i) at the Closing, or
(ii) after completion of the Post-Closing Audit (as defined in Section 1.3), by the difference between the Net Worth Target and the Certified Closing Net Worth set forth on the Closing Financial Certificate.

         1.3      Post-Closing Adjustment.

                  (a) The Cash Purchase Price shall be subject to adjustment after the Closing Date as specified in this Section 1.3.

                  (b) Within one hundred twenty (120) days following the Closing Date, Buyer, at its option, shall cause PriceWaterhouseCoopers ("Buyer's Accountant") to audit the Company's books to determine the accuracy of the information set forth on the Closing Financial Certificate (the "Post-Closing Audit"). The parties acknowledge and agree that for purposes of determining the net worth of the Company as of the Closing Date, the value of the assets of the Company shall, except with the prior written consent of Buyer and Stockholder, be calculated as provided in the last paragraph of Section 6.9. In the event that Buyer's Accountant determines that the actual Company net worth as of the Closing Date was less than the Certified Closing Net Worth, Buyer shall deliver a written notice (the "Financial Adjustment Notice") to the Stockholder, setting forth (i) the determination made by Buyer's Accountant of the actual Company net worth (the "Actual Company Net Worth"), (ii) the amount of the Cash Purchase Price that would have been payable at Closing pursuant to Section 1.2(c) had the Actual Company Net Worth been reflected on the Closing Financial Certificate instead of the Certified Closing Net Worth, and (iii) the amount by which the Cash Purchase Price would have been reduced at Closing had the Actual Company Net Worth been used in the calculations pursuant to Section 1.2(c) (the "Purchase Price Adjustment"). The Purchase Price Adjustment shall take account of the reduction, if any, to the Cash Purchase Price already taken pursuant to
Section 1.2(c)(i).

                  (c) The Stockholder shall have thirty (30) days from the receipt of the Financial Adjustment Notice to notify Buyer if the Stockholder disputes such Financial Adjustment Notice. If Buyer has not received notice of such a dispute within such 30-day period, Buyer shall be entitled to receive from the Stockholder (which may, at Buyer's sole discretion, be from the Pledged Assets as defined in Section 1.4) the Purchase Price Adjustment. If, however, the Stockholder has delivered notice of such a dispute to Buyer within such 30-day period, then Buyer's Accountant and Stockholder shall jointly select an independent accounting firm that has not represented any of the parties hereto within the preceding two (2) years to review the Company's books, Closing Financial Certificate and Financial Adjustment Notice (and related information) to determine the amount, if any, of the Purchase Price Adjustment. The independent accounting firm shall be directed to consider only those agreements, contracts, commitments or other documents (or summaries thereof) that were either (i) delivered or made available to Buyer's Accountant in connection with the transactions contemplated hereby, or (ii) reviewed by Buyer's Accountant during the course of the Post-Closing Audit. The independent accounting firm shall make its determination of the Purchase Price Adjustment, if any, within thirty (30) days of its selection. The determination of the independent accounting firm shall be final and binding on the parties hereto, and upon such determination, Buyer shall be entitled to receive from the Stockholder (which may, at Buyer's sole discretion, be from the Pledged Assets as defined in
Section 1.4) the Purchase Price Adjustment. The costs of the independent accounting firm shall be borne by the party (either Buyer or the Stockholder) whose determination of the Company's net worth at Closing was further from the determination of the independent accounting firm, or equally by Buyer and the Stockholder in the event that the determination by the independent accounting firm is equidistant (or within $1,000 of being equidistant) between the Certified Closing Net Worth and the Actual Company Net Worth.

         1.4      Escrow.

                  (a) As collateral security for the payment of any post-Closing adjustment to the Cash Purchase Price under Section 1.3, or any indemnification obligations of the Stockholder or Tarr pursuant to Article 8, $40,000 of the Cash Purchase Price (the "Pledged Assets") shall be delivered at Closing to Kaufman & Canoles, a Virginia professional corporation, as escrow agent ("Escrow Agent").

                  (b) The Pledged Assets shall be held by the Escrow Agent pursuant to the terms and conditions set forth in the Escrow Agreement ("Escrow Agreement") dated as of the date hereof by and among the Buyer, Stockholder and Escrow Agent.

                  (c) The Pledged Assets shall be available to satisfy any post-Closing adjustment to the Cash Purchase Price pursuant to Section 1.3 and any indemnification obligations of the Stockholder or Tarr pursuant to Article 8 until April 30, 1999 (the "Release Date"). Promptly following the Release Date, and subject to the specific terms and conditions of the Escrow Agreement, the Escrow Agent shall return or cause to be returned to the Stockholder the Pledged Assets, less Pledged Assets having an aggregate value equal to the amount of (i) any post-Closing adjustment to the Cash Purchase Price under Section 1.3 (including any post-Closing adjustment to the Cash Purchase Price that is subject to dispute under the terms and conditions of Section 1.3) (ii) any pending claim for indemnification made by any Indemnified Party (as defined in Article 8), and (iii) any indemnification obligations of the Stockholder pursuant to Article 8.

         1.5      Exchange of Certificates and Payment of Cash.

                  (a) Buyer to Provide Cash. In exchange for the Stock, Buyer shall cause to be paid by wire transfer to the Stockholder the Cash Purchase Price, as adjusted pursuant to Section 1.2 and Section 1.3.

                  (b) Certificate  Delivery  Requirements.  At the Closing,  the
Stockholder shall deliver to Buyer the certificate or certificates (the "Certificates") representing the Stock, duly endorsed in blank by the
Stockholder, or accompanied by blank stock powers duly executed by the Stockholder and with all necessary transfer tax and other revenue stamps, acquired at the Stockholder's expense, affixed and canceled. The Stockholder shall promptly cure any deficiencies with respect to the endorsement of the Certificates or other documents of conveyance with respect to the stock powers accompanying such Certificates.

                  (c) No Further Ownership Rights in Capital Stock of the Company. All cash to be delivered (including cash that constitutes Pledged Assets) upon the surrender for exchange of shares of the Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Stock, and following the Closing, the Stockholder shall have no further rights to, or ownership in, shares of capital stock of the Company.

                  (d) Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of the Stock shall have been lost, stolen or destroyed, Buyer shall cause payment to be made in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the Stockholder, such cash as provided in Section 1.2; provided, however that Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the Stockholder to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer with respect to the certificates alleged to have been lost, stolen or destroyed.

                  (e) No Liability. Notwithstanding anything to the contrary in this Section 1.5, none of the Company or any party hereto shall be liable to a holder of shares of the Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.6      Post-Closing Earn-Out.

                  (a) For (i) the period commencing the date after the Closing Date and ending April 24, 1999 ("Initial Fiscal Period"), (ii) each of Buyer's next four (4) fiscal years following the Initial Fiscal Period, and (iii) the period commencing April 27, 2003 and ending on the date that is five (5) years after the date of this Agreement (such periods individually an "Annual Earn-out Period"), the Stockholder shall be entitled to receive from the Buyer ten percent (10%) of the annual Gross Profit (as defined herein) of the Company for any Annual Earn-out Period, on the specific terms and conditions set forth in this Section 1.6 (such payments the "Earn-out"). Any Earn-out due shall be payable in cash within thirty (30) days after the last day of the Annual Earn-out Period.

                  (b) Gross  Profit for any period  shall mean the amount of the
Company's "Net Sales" less "Cost of Goods Sold," in each case on an unconsolidated basis and without giving effect to the results of operations of any direct or indirect parent or subsidiary of the Company. "Net Sales" for any period means the invoiced amount of goods sold by the Company during such period to the Earn-out Accounts (as defined below), payment for which is actually received by the Company, less actual trade discounts, returns, artwork to the extent not paid by customers, and freight to the extent not paid by customers. "Earn-out Accounts" means those accounts of the Company existing on the date hereof as identified on Schedule 1.6(b) and any new accounts of the Company obtained or procured by the Company and any of the Company's current or future sales representatives or employees during any Annual Earn-out Period. "Cost of Goods Sold" for any period means the cost of goods sold which are allocable to Net Sales as determined in accordance with GAAP; provided, however, that Cost of Goods Sold shall not be reduced by any purchased discounts, bulk purchase discounts, discounts for payment, special discounts or other similar incentives.

                  (c) To the extent that the Company has a negative Gross Profit during any Annual Earn-out Period (such amount a "Gross Profit Loss"), the Gross Profit Loss shall be carried forward to the subsequent Annual Earn-out Period(s) and aggregated with the Gross Profit (or Gross Profit Loss) for such subsequent Annual Earn-out Period(s) for purposes of determining the Earn-out, if any, due for such subsequent Annual Earn-out Period(s). All Gross Profit Losses shall continue to be carried forward on an annual basis until such time as Gross Profits are fully offset by the total amount of the Gross Profit Losses. Any Gross Profit Losses will not effect prior payments of Earn-outs for Annual Earn-out Periods in which the Company had a Gross Profit.

                  (d) In the event that, after the date of this Agreement, the Company is merged (or otherwise consolidated) into Buyer, Workflow or any direct or indirect subsidiary of Buyer or Workflow (any such entity a "Merger Affiliate") such that the Company is not the surviving corporation under applicable law, the Earn-out shall only be payable with respect to the business and operations conducted by the Company and without reference to the business and operations of the Merger Affiliate. For purposes of calculating the Earn-out payable to the Stockholder under this Section 1.6 after a merger or other consolidation by the Company and a Merger Affiliate, the Buyer shall cause such Merger Affiliate to (i) conduct the Company's former business and operations as a division of the Merger Affiliate ("Company Division") and (ii) maintain such financial reporting systems as are necessary to accurately calculate the Gross Profit (or Gross Profit Losses) of the Company Division.

                  (e) Except as otherwise expressly agreed to by Buyer and Company, the Earn-out shall only be payable with respect to the business and operations currently conducted by the Company (or by the Company Division) (such business and operations to include any product lines of the Company and any product lines offered by Buyer, Workflow or their direct or indirect subsidiaries) and without reference to any other entity hereafter merged into or otherwise consolidated with the Company. In the event that the Buyer or Workflow cause any entity to merge or otherwise consolidate into the Company such that the Company is the surviving corporation under applicable law, the Company shall maintain such financial reporting systems as are necessary to accurately calculate the Gross Profit (or Gross Profit Losses) of the Company (or the Company Division) without taking into account the results of any other operations of the Company or any such other entity.

                  (f) Notwithstanding anything in this Section 1.6 to the contrary, Buyer shall have the right to reduce any amounts otherwise payable as an Earn-out by the amount of any indemnification obligations of the Stockholder or Tarr under Article 8.

         1.7 Accounting Terms. Except as otherwise expressly provided herein or in the Schedules, all accounting terms used in this Agreement shall be interpreted, and all financial statements, Schedules, certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP consistently applied.

2.       CLOSING

         The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place through the delivery of executed originals or facsimile counterparts of all documents required hereunder, providing that all conditions to Closing shall have been satisfied or waived, at such time and date as Buyer, the Company and the Stockholder may mutually agree, which date shall be referred to as the "Closing Date."

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDER

         To induce Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each of the Company, the Stockholder and Tarr, jointly and severally, represents and warrants to Buyer as follows (for purposes of this Agreement, the phrases "knowledge of the Company" or the "Company's knowledge," or words of similar import, mean the knowledge of the Stockholder, Tarr and the directors and officers of the Company, including facts of which Tarr and the directors and officers of the Company, in the reasonably prudent exercise of their duties, should be aware):

         3.1 Due Organization. The Company is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted. Schedule 3.l hereto contains a list of all jurisdictions in which the Company is authorized or qualified to do business. The Company is in good standing as a foreign corporation in each jurisdiction in which it does business. The Company has delivered to Buyer true, complete and correct copies of the Articles of Incorporation and Bylaws of the Company. Such Articles of Incorporation and Bylaws are collectively referred to as the "Charter Documents." The Company is not in violation of any Charter Documents. The minute books of the Company have been made available to Buyer (and have been delivered, along with the Company's original stock ledger and corporate seal, to Buyer) and are correct and, except as set forth in Schedule 3.1, complete in all material respects.

         3.2 Authorization; Validity. The Company has the full legal right, corporate power and authority to enter into this Agreement and the transactions contemplated hereby. Each of the Stockholder and Tarr has the full legal right and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and the Stockholder and this Agreement has been duly and validly authorized by all necessary corporate action. The execution and delivery of this Agreement by the Stockholder has been duly and validly authorized by all necessary action under the terms of the Tarr Family Trust u/t/d October 3, 1991 ("Trust"). This
Agreement is a legal, valid and binding obligation of the Company, the Stockholder and Tarr, enforceable in accordance with its terms.

         3.3 No Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

                  (a) conflict with, or result in a breach or violation of, any of the Charter Documents or the Trust;

                  (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which the Company, the Stockholder or Tarr is a party or by which the Company, the Stockholder or Tarr is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of the Company's properties pursuant to (i) any law or regulation to which the Company, the Stockholder or Tarr or any of their respective property is subject, or (ii) any judgment, order or decree to which the Company, the Stockholder or Tarr is bound or any of their respective property is subject;

                  (c) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of the Company; or

                  (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company, the Stockholder or Tarr is subject or by which the Company, the Stockholder or Tarr is bound including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), together with all rules and regulations promulgated thereunder.

         3.4 Capital Stock of the Company. The authorized capital stock of the Company consists of 2,000 shares of common stock, $10.00 par value, of which 2,000 shares are issued and outstanding and no shares of preferred stock.. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Stockholder free and clear of all Liens (defined below). All of the issued and outstanding shares of the capital stock of the Company were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of any preemptive rights. There are no voting agreements or voting trusts with respect to any of the outstanding shares of the capital stock of the Company. For purposes of this Agreement, "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         3.5 Transactions in Capital Stock; Accounting Treatment. Except as set forth in Schedule 3.5, no option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, which may obligate the Company to issue, sell or otherwise become outstanding any shares of capital stock. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. As a result of the transactions contemplated by this Agreement, Buyer will be the record and beneficial owner of all outstanding capital stock of the Company and rights to acquire capital stock of the Company.

         3.6      Subsidiaries, Stock, and Notes.

                  (a) Except as set forth on Schedule 3.6(a), the Company has no subsidiaries. For purposes of this Agreement, "subsidiaries" means any corporation, partnership, limited liability company, association or other business entity of which a person (as defined in Section 10.13) owns, directly or indirectly, more than 50% of the voting securities thereof.

                  (b) Except as set forth on Schedule 3.6(b), the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

                  (c) Except as set forth on Schedule 3.6(c), there are no promissory notes that have been issued to, or are held by, the Company.

         3.7 Complete Copies of Materials. The Company has delivered to Buyer true and complete copies of each agreement, contract, commitment or other document (or summaries thereof) that is referred to in the Schedules or that has been requested by Buyer.

         3.8 Absence of Claims Against Company. Neither the Stockholder nor Tarr has any claims against the Company.

         3.9      Company Financial Conditions.

                  (a) The Company's net worth (i) as of the end of its most recent fiscal year was not less than $256,538, and (ii) as of the Closing will not be less than the Net Worth Target.

                  (b) The Company's sales for (i) its most recent fiscal year ending December 31, 1997, were not less than $3,590,482, and (ii) the ten-month period ending October 31, 1998 were not less than $3,226,365.

                  (c) The Company's earnings before interest and taxes (after the addition of "add-backs" set forth on Schedule 3.9(c)) for (i) its most recent fiscal year were not less than $133,546 and (ii) the ten-month period ended October 31, 1998, were not less than $140,160.

                  (d) The sum of the Company's total outstanding long term and short term indebtedness to (i) banks, (ii) the Stockholder, (iii) Tarr and (iv) all other financial institutions and creditors (in each case including the current portions of such indebtedness, but excluding trade payables and other accounts payable incurred in the ordinary course of the Company's business consistent with past practice) as of the Closing Date will not be more than $378,935.

For purposes of Section 3.9(a) and (c), calculation of amounts as of the Closing shall be made in accordance with the last paragraph of Section 6.9.

         3.10 Financial Statements. Schedule 3.10 includes (a) true, complete and correct copies of the Company's internal, unaudited balance sheet as of
December 31, 1997 (the end of its most recent completed fiscal year), and internal, unaudited income statement for the year ended December 31, 1997 (collectively, the "Year End Financials") and (b) true, complete and correct copies of the Company's unaudited balance sheet (the "Interim Balance Sheet") as of October 31, 1998 (the "Balance Sheet Date") and income statement for the ten-month period then ended (collectively, the "Interim Financials," and together with the Year End Financials, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with GAAP consistently applied, subject, in the case of the Interim Financials, (i) to normal year-end adjustments, which individually or in the aggregate will not be material, (ii) the exceptions stated on Schedule 3.10, and (iii) to the omission of footnote information. Each balance sheet included in the Company Financial Statements presents fairly the financial condition of the Company as of the date indicated thereon, and each of the income statements included in the Company
Financial Statements presents fairly the results of its operations for the periods indicated thereon. Since the dates of the Company Financial Statements, there have been no material changes in the Company's accounting policies other than as requested by Buyer to conform the Company's accounting policies to GAAP.

         3.11     Liabilities and Obligations.

                  (a) The Company is not liable for or subject to any liabilities except for:

                           (i)  those  liabilities  reflected on the Interim
Balance Sheet and not  previously paid or discharged;

                           (ii)  those  liabilities  arising in the ordinary
course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

                           (iii) those  liabilities  incurred  since the Balance
Sheet Date in the ordinary course of  business   consistent  with  past
practice,   which  liabilities  are  not, individually or in the aggregate, material.

                  (b) The Company has delivered to Buyer, in the case of those liabilities which are not fixed or are contested, a reasonable estimate of the maximum amount which may be payable.

                  (c) Schedule 3.11(c) also includes a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the Company has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company would require additional material expenditures of capital.

                  (d) For purposes of this Section 3.11, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured. Schedule 3.11(d) contains a complete list of all indebtedness of the Company.

         3.12 Books and Records. The Company has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The Company has not engaged in any transaction, maintained any bank account, or used any corporate funds except for transactions, bank accounts, and funds which have been and are reflected in its normally maintained books and records.

         3.13 Bank Accounts; Powers of Attorney. Schedule 3.13 sets forth a complete and accurate list as of the date of this Agreement, of:

                  (a) the name of each financial institution in which the Company has any account or safe deposit box;

                  (b)   the names in which the accounts or boxes are held;

                  (c)   the type of account;

                  (d) the name of each person authorized to draw thereon or have access thereto; and

                  (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

         3.14 Accounts and Notes Receivable. The Company has delivered to Buyer a complete and accurate list, as of a date not more than two (2) business days prior to the date hereof, of the accounts and notes receivable of the Company (including without limitation receivables from and advances to employees, Tarr and the Stockholder), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories (collectively, the "Accounts Receivable"). On the Closing Date, the Company will deliver to Buyer a complete and accurate list, as of a date not more than two (2) business days prior to the Closing Date, of the Accounts Receivable. All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Accounts Receivable are current and collectible net of any respective reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable will be collected in full, without any set-off, within one hundred twenty (120) days after the day on which it first became due and payable. There is no contest, claim, or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

         3.15 Permits. The Company owns or holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary for the continued operation of its business as it is currently being conducted (the "Permits"). The Permits are valid, and the Company has not received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Permit. No present or former officer, manager, member or employee of the Company or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing. The transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the Company, by any Permit.

         3.16     Real Property.

                  (a) For purposes of this Agreement, "Real Property" means all interests in real property including, without limitation, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, owned or used by the Company, together with any additions thereto or replacements thereof.

                  (b) Schedule 3.16(b) contains a complete and accurate description of all Real Property leased to the Company (including street address, legal description (where known), owner, and Company's use thereof) and, to the Company's knowledge, any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, covenants, easements, restrictions, encroachments, leases, or encumbrances of any nature thereon ("Encumbrances"). The Company does not own any Real Property. The Real Property listed on Schedule 3.16 includes all interests in real property necessary to conduct the business and operations of the Company.

                  (c)      Except as set forth in Schedule 3.16(c):

                           (i) The  Company  has good and valid  rights of
ingress and egress to and from all Real Property from and to the public street systems for all usual street, road and utility purposes.

                           (ii) All structures and all  structural,  mechanical
and other physical systems thereof that constitute part of the Real Property, including but not limited to the walls, roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facility included therein, and other material items at the Real Property (collectively, the "Tangible Assets"), are free of defects and in good operating condition and repair. For purposes of this Section, a defect shall mean a condition relating to the structures or any structural, mechanical or physical system which requires an expenditure of more than $1,000 to correct. No maintenance or repair to the Real Property, structures, facilities and improvements to the Real Property ("Structures") or any Tangible Asset has been unreasonably deferred. There is no water, chemical or gaseous seepage, diffusion or other intrusion into said buildings, including any subterranean portions, that would impair beneficial use of the Real Property, Structures or any Tangible Asset.

                            (iii) All water, sewer, gas, electric, telephone and
drainage facilities, and all other utilities required by any applicable law or by the use and operation of the Real Property in the conduct of the Company's business are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities, are fully operable and are adequate to service the Real Property in the operation of the Company's business and to permit full compliance with the requirements of all laws in the operation of such business. No fact or condition exists which could result in the termination or material reduction of the current access from the Real Property to existing roads or to sewer or other utility services presently serving the Real Property.

                           (iv)  The  Real  Property  and all  present  uses and
operations of the Real Property comply with all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards or restrictions of any government entity having jurisdiction over any portion of the Real Property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped) (collectively, "Laws"), covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property. The Company has obtained all approvals of governmental authorities (including certificates of use and occupancy, licenses and permits) required in connection with the construction, ownership, use, occupation and operation of the Real Property.

                            (v)  There  are no  pending  or,  to  the  Company's
knowledge, threatened condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to any portion of the Real Property or any other matters which do or may adversely effect the current use, occupancy or value thereof, nor has the Company, Tarr or the Stockholder received notice of any pending or threatened special assessment proceedings affecting any portion of the Real Property.

                            (vi)  No  portion  of  the  Real   Property  or  the
Structures has suffered any damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition.

                            (vii) There are no parties other than the Company in
possession of any of the Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Real Property or any portion thereof.

                            (viii)  The  Company  is not a party to,  and to the
Company's knowledge there are no, outstanding options or rights of first refusal to purchase the Real Property, or any portion thereof or interest therein. The Company has not transferred any air rights or development rights relating to the Real Property.

                            (ix)  The  Company  is not a  party  to any  service
contracts or other agreements relating to the use or operation of the Real Property.

                            (x) To the  knowledge of the Company,  no portion of
the Real Property is located in a wetlands area, as defined by Laws, or in a designated or recognized flood plain, flood plain district, flood hazard area or area of similar characterization. No commercial use of any portion of the Real Property will violate any requirement of the United States Corps of Engineers or Laws relating to wetlands areas.

                            (xi) All real property  taxes and  assessments  that
are due and payable by the Company with respect to the Real Property have been paid or will be paid at or prior to Closing.

                            (xii)  All  oral  or  written   leases,   subleases,
licenses, concession agreements or other use or occupancy agreements pursuant to which the Company leases from any other party any real property, including all amendments, renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases") are valid and in full force and effect. The Company has provided Buyer with true and complete copies of all of the Leases, all amendments, renewals, extensions, modifications or supplements thereto, and all material correspondence related thereto, including all correspondence pursuant to which any party to any of the Leases declared a default thereunder or provided notice of the exercise of any option granted to such party under such Lease. The Leases and the Company's interests thereunder are free of all Liens.

                            (xiii)  None of the Leases  requires  the consent or
approval of any party thereto in connection with the consummation of the transactions contemplated hereby.

         3.17     Personal Property.

                  (a) Schedule 3.17(a) sets forth a complete and accurate list of all personal property included on the Interim Balance Sheet and all other personal property owned or leased by the Company with a current book value in excess of $5,000 both (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for material equipment and an indication as to which assets are currently owned, or were formerly owned, by the Stockholder or Tarr or business or personal affiliates of the Stockholder, Tarr or the Company.

                  (b) The Company currently owns or leases all personal property necessary to conduct the business and operations of the Company as they are currently being conducted.

                  (c) All of the trucks and other material, machinery and equipment of the Company, including those listed on Schedule 3.17(a), are in good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule 3.17(a) are in full force and effect and constitute valid and binding agreements of the Company, and the Company is not in breach of any of their terms. All fixed assets used by the Company that are material to the operation of its business are either owned by the Company or leased under an agreement listed on Schedule 3.17(a).

         3.18     Intellectual Property.

                  (a) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, the registered and unregistered Marks (as defined below) listed on Schedule 3.18(a). Such schedule lists (i) all of the Marks registered in the United States Patent and Trademark Office ("PTO") or the equivalent thereof in any state of the United States or in any foreign country, and (ii) all of the unregistered Marks, that the Company now owns or uses in connection with its business. Except with respect to those Marks shown as licensed on Schedule 3.18(a), the Company owns all of the registered and unregistered trademarks, service marks, and trade names that it uses. The Marks listed on Schedule 3.18(a) will not cease to be valid rights of the Company by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. For purposes of this Section 3.18, the term "Mark" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held by the Company, including any registration or application for registration of any trademarks and services marks in the PTO or the equivalent thereof in any state of the United States or in any foreign country, as well as any unregistered marks used by the Company, and any trade dress (including logos, designs, company names, business names, fictitious names and other business identifiers) used by the Company in the United States or any foreign country.

                  (b) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the Patents (as defined below) listed on Schedule 3.18(b)(i) and in the Copyright (as defined below) registrations listed on Schedule 3.18(b)(ii). Such Patents and Copyrights constitute all of the Patents and Copyrights that the Company now owns or is licensed to use. The Company owns or is licensed to practice under all patents and copyright registrations that the Company now owns or uses in connection with its business. For purposes of this Section 3.18, the term "Patent" shall mean any United States or foreign patent to which the Company has title as of the date of this Agreement, as well as any application for a United States or foreign patent made by the Company; and the term "Copyright" shall mean any United States or foreign copyright owned by the Company as of the date of this Agreement, including any registration of copyrights, in the United States Copyright Office or the equivalent thereof in any foreign county, as well as any application for a United States or foreign copyright registration made by the Company.

                  (c) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the trade secrets, franchises, or similar rights (collectively, "Other Rights") listed on Schedule 3.18(c). Those Other Rights constitute all of the Other Rights that the Company now owns or is licensed to use. The Company owns or is licensed to practice under all trade secrets, franchises or similar rights that it owns, uses or practices under.

                  (d) The Marks, Patents, Copyrights, and Other Rights listed on Schedules 3.18(a), 3.18(b)(i), 3.18(b)(ii), and 3.18(c) are referred to collectively herein as the "Intellectual Property." The Intellectual Property owned by the Company is referred to herein collectively as the "Company Intellectual Property." All other Intellectual Property is referred to herein collectively as the "Third Party Intellectual Property." Except as indicated on
Schedule 3.18(d), the Company has no obligations to compensate any person for the use of any Intellectual Property nor has the Company granted to any person any license, option or other rights to use in any manner any Intellectual Property, whether requiring the payment of royalties or not.

                  (e) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third Party Intellectual Property license, sublicense or agreement described in Schedule 3.18(a), (b), or (c). No claims with respect to the Company Intellectual Property or Third Party Intellectual Property are currently pending or, to the knowledge of the Company, are threatened by any person, nor, to the Company's knowledge, do any grounds for any claims exist: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party Intellectual Property. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party. Neither the Company nor any of its subsidiaries (x) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, or copyrights and which has not been finally terminated or been informed or notified by any third party that the Company may be engaged in such infringement or (y) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, or copyright of another.

         3.19     Significant Customers; Material Contracts and Commitments.

                  (a) Schedule 3.19(a) sets forth a complete and accurate list of all Significant Customers and Significant Suppliers. For purposes of this Agreement, "Significant Customers" are the twenty (20) customers that have effected the most purchases, in dollar terms, from the Company during each of the past four (4) fiscal quarters, and "Significant Suppliers" are the twenty
(20) suppliers who supplied the largest amount by dollar volume of products or services to the Company during the twelve (12) months ending on the Balance Sheet Date.

                  (b) Schedule 3.19(b) contains a complete and accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which the Company is a party or by which it or its properties are bound (including without limitation contracts with Significant Customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) to which the Company and any affiliate of the Company or any officer, director or stockholder of the Company are parties ("Related Party Agreements"); (ii) that may give rise to obligations or liabilities exceeding, during the current term thereof, $2,500 or (iii) that may generate revenues or income exceeding, during the current term thereof, $2,500 (collectively with the Related Party Agreements, the "Material
Contracts"). The Company has delivered to Buyer true, complete and correct copies of the Material Contracts.

                  (c) Except to the extent set forth on Schedule 3.19(c), (i) none of the Company's Significant Customers has canceled or substantially reduced or, to the knowledge of the Company, is currently attempting or threatening to cancel or substantially reduce, any purchases from the Company,
(ii) none of the Company's Significant Suppliers has canceled or substantially reduced or, to the knowledge of the Company, is currently attempting to cancel or substantially reduce, the supply of products or services to the Company,
(iii) the Company has complied with all of its commitments and obligations and is not in default under any of the Material Contracts, and no notice of default has been received with respect to any thereof, and (iv) there are no Material Contracts that were not negotiated at arm's length. The Company has not received any material customer complaints concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any material revenue.

                  (d) Each Material Contract, except those terminated pursuant to Section 5.6, is valid and binding on the Company and is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained all necessary consents, waivers and approvals of parties to any Material Contracts that are required in connection with any of the transactions contemplated hereby, or are required by any governmental agency or other third party or are advisable in order that any such Material Contract remain in effect without modification after the transactions contemplated by this Agreement and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("Third Party Consents"). All Third Party Consents are listed on Schedule 3.19(d).

                  (e) The Company is not a "women's business enterprise" ("WBE") or "woman-owned business concern" as defined in 48 C.F.R. ss. 52.204-5, or a "minority business enterprise" ("MBE") or "minority-owned business concern" as defined in 48 C.F.R. ss. 52.219- 8, nor has it held itself out to be such to any of its customers.

                  (f) The outstanding balance on all loans or credit agreements either (i) between the Company and any person in which the Stockholder or Tarr owns a material interest, or (ii) guaranteed by the Company for the benefit of any Person in which the Stockholder or Tarr owns a material interest, are set forth in Schedule 3.19(f).

                  (g) The pledge, hypothecation or mortgage of all or substantially all of the Company's assets (including, without limitation, a pledge of the Company's contract rights under any Material Contract) will not, except as set forth on Schedule 3.19(g), (i) result in the breach or violation of, (ii) constitute a default under, (iii) create a right of termination under, or (iv) result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the assets of the Company (other than a lien created pursuant to the pledge, hypothecation or mortgage described at the start of this Section 3.19(g)) pursuant to any of the terms and provisions of, any Material Contract to which the Company is a party or by which the property of the Company is bound.

         3.20     Government Contracts.

                  (a) Except as set forth on Schedule 3.20, the Company is not a party to any government contracts.

                  (b) The Company has not been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government or any state or local government, nor, to the knowledge of the Company, has any suspension or debarment action been threatened or commenced. There is no valid basis for the Company's suspension or debarment from bidding on contracts or subcontracts for any agency of the United States Government or any state or local government.

                  (c) Except as set forth in Schedule 3.20, the Company has not been, nor is it now being, audited or investigated by any government agency, or the inspector general or auditor general or similar functionary of any agency or instrumentality, nor, to the knowledge of the Company, has such audit or investigation been threatened.

                  (d) The Company has no dispute pending before a contracting office of, nor any current claim (other than the Accounts Receivable) pending against, any agency or instrumentality of the United States Government or any state or local government, relating to a contract.

                  (e) The Company has not, with respect to any government contract, received a cure notice advising the Company that it is or was in default or would, if it failed to take remedial action, be in default under such contract.

                  (f) The Company has not submitted any inaccurate, untruthful, or misleading cost or pricing data, certification, bid, proposal, report, claim, or any other information relating to a contract to any agency or instrumentality of the United States Government or any state or local government.

                  (g)  No  employee,  agent,  consultant,   representative,   or
affiliate of the Company is in receipt or possession of any competitor or government proprietary or procurement sensitive information related to the Company's business under circumstances where there is reason to believe that such receipt or possession is unlawful or unauthorized.

                  (h) Each of the Company's government contracts has been issued, awarded or novated to the Company in the Company's name.

         3.21 Inventory. The inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, all of which is merchantable and fit for the purposes for which it was procured or manufactured, and none of which is obsolete, damaged, or defective, subject to a GAAP reserve for inventory set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

         3.22 Insurance. Schedule 3.22 sets forth a complete and accurate list, as of the Balance Sheet Date, of all insurance policies carried by the Company and all insurance loss runs or workmen's compensation claims received for the past two (2) policy years. The Company has delivered to Buyer true, complete and correct copies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Company is otherwise in full compliance with the terms of such policies. Such policies of insurance are of the type and in amounts customarily carried by persons conducting businesses similar to that of the Company. To the knowledge of the Company, there have been no threatened terminations of, or material premium increases with respect to, any of such policies.

         3.23     Environmental Matters.

         (a) The Company and any other person or entity for whose conduct the Company is or may be held responsible have no liability under, have never violated, and are presently in compliance with any and all environmental, health or safety-related laws, regulations, ordinances or by-laws at the federal, state and local level (the "Environmental Laws") applicable to the Real Property and any facilities and operations thereon, except as listed in Schedule 3.23(a).

         (b) There exist no conditions with respect to the environment on or off the Real Property, whether or not yet discovered, that could or do result in any damage, loss, cost, expense, claim, demand, order or liability to or against the Company by any third party including, without limitation, any condition resulting from the operation of the Company's business and/or the operation of the business of any other property owner or operator in the vicinity of the Real Property and/or any activity or operation formerly conducted by any person or entity on or off the Real Property, except as set forth in Schedule 3.23(b).

         (c) The Company, and any other person or entity for whose conduct the Company is or may be held responsible, have not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss. 9601 et seq., the Federal Clean Water Act, as amended, 33 U.S.C. ss. 1251 et seq., or any other federal, state, or local environmental law, regulation, ordinance, rule, or bylaw, whether existing as of the date hereof, previously enforced, or subsequently enacted ("Hazardous Material") or any solid waste at the Real Property, or at any other location, except in compliance with all applicable Environmental Laws and except as listed in
Schedule 3.23(c).

         (d) The Company has no knowledge of the releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air, sewer system, or any environmental medium with respect to the Real Property ("Environmental Condition") except as listed in Schedule 3.23(d).

         (e) No Lien has been imposed on the Real Property by any governmental entity at the federal, state, or local level in connection with the presence on or off the Real Property of any Hazardous Material, except as listed in Schedule 3.23(e).

         (f) The Company has not, and any other person or entity for whose conduct the Company is or may be held responsible has not, (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Real Property or any facilities or operations thereon; (ii) received notice under the citizen suit provision of any of the Environmental Laws in connection with the Real Property or any facilities or operations thereon; (iii) received any request for information, notice, demand letter, administrative inquiry, or formal or informal compliant or claim with respect to any Environmental Condition relating to the Real Property or any facilities or operations thereon; or (iv) been subject to or threatened with any governmental or citizen enforcement action with respect to the Real Property or any facilities or operations thereon, except as set forth in Schedule 3.23(f); and the Company, and any other person or entity for whose conduct it is or may be held responsible, have no knowledge that any of the above will be forthcoming.

         (g) The Company has all permits necessary pursuant to Environmental Laws for its activities and operations at the Real Property and for any past or ongoing alterations or improvements at the Real Property, which permits are listed in Schedule 3.23(g).

         (h) None of the following exists at the Real Property: (1) underground storage tanks, (2) asbestos-containing materials in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, (4) lead paint, pipes or solder, or (5) landfills, surface impoundments or disposal areas, except as listed in Schedule 3.23(h).

         (i) The Company has provided to Buyer copies of all documents, records and information in its possession or control or available to the Company concerning Environmental Conditions relevant to the Real Property or any facilities or operations thereon, whether generated by Company or others, including, without limitation, environmental audits, environmental risk assessments, or site assessments of the Real Property and/or any adjacent property or other property in the vicinity of the Real Property owned or operated by the Company or others, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and environmental agency reports and correspondence. Furthermore, the Stockholder and Tarr shall have an ongoing obligation to immediately provide to Buyer copies of any additional such documents that come into the possession or control of or become available to the Stockholder or Tarr subsequent to the date hereof.

         (j) The Company has, at its sole cost and expense, taken or caused to be taken all actions necessary to ensure that as of the Closing Date the Real Property, all activities and operations thereon, and all alterations and improvements thereto, comply with all applicable Environmental Laws and with any and all agreements with governmental entities, court orders, and administrative orders regarding Environmental Conditions.

         3.24 Labor and Employment Matters. With respect to employees of and service providers to the Company, except as set forth on
Schedule 3.24:

                  (a) the Company is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

                  (b) there is not now, nor within the past three (3) years has there been, any unfair labor practice complaint against the Company pending or, to the Company's knowledge, threatened, before the National Labor Relations Board or any other comparable authority;

                  (c) there is not now, nor within the past three (3) years has there been, any labor strike, slowdown or stoppage actually pending or, to the Company's knowledge, threatened, against or directly affecting the Company;

                  (d) to the Company's knowledge, no labor representation organization effort exists nor has there been any such activity within the past three (3) years;

                  (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Company's knowledge, no claims therefor exist or have been threatened;

                  (f) the employees of the Company are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company; and

                  (g) all persons classified by the Company as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

         3.25     Employee Benefit Plans.

                  (a)      Definitions.

                            (i)   "Benefit   Arrangement"   means  any   benefit
arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is an Employee Benefit Plan, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

                            (ii) "Company Benefit Arrangement" means any Benefit
Arrangement sponsored or maintained by the Company or with respect to which the Company has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise) as of the Closing Date, in each case with respect to any present or former directors, employees, or agents of the Company.

                           (iii) "Company  Plan" means,  as of the Closing Date,
any Employee Benefit Plan for which the Company is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or to which the Company is obligated to make payments, in each case with respect to any present or former employees of the Company.

                           (iv) "Employee Benefit Plan" has the meaning given in
Section 3(3) of ERISA.

                           (v)  "ERISA"  means the  Employee  Retirement  Income
Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

                           (vi)  "ERISA   Affiliate"   means  any  person  that,
together with the Company, would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.

                           (vii) "Multiemployer Plan" means any Employee Benefit
Plan described in Section 3(37) of ERISA.

                           (viii)  "Qualified  Plan" means any Employee  Benefit
Plan that meets,  purports to meet, or is intended to meet the  requirements  of
Section 401(a) of the Code.

                           (ix) "Welfare  Plan" means any Employee  Benefit Plan
described in Section 3(1) of ERISA.

                  (b) Schedule  3.25(b) contains a complete and accurate list of
all  Company  Plans  and  Company   Benefit   Arrangements.   Schedule   3.25(b)
specifically identifies all Company Plans (if any) that are Qualified Plans.

                  (c) With respect, as applicable, to Employee Benefit Plans and Benefit Arrangements:

                            (i) true,  correct,  and complete  copies of all the
following documents with respect to each Company Plan and Company Benefit Arrangement, to the extent applicable, have been delivered to Buyer: (A) all documents constituting the Company Plans and Company Benefit Arrangements, including but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (B) the most recent Forms 5500 or 5500C/R and any financial statements attached thereto and those for the prior three (3) years; (C) the last Internal Revenue Service determination letter, the last IRS determination letter that covered the qualification of the entire plan (if different), and the materials submitted by the Company to obtain those letters; (D) the most recent summary plan description; (E) the most recent written descriptions of all non-written agreements relating to any such plan or arrangement; (F) all reports submitted within the four (4) years preceding the date of this Agreement by third-party administrators, actuaries, investment managers, consultants, or other independent contractors; (G) all notices that were given within the three (3) years preceding the date of this Agreement by the IRS, Department of Labor, or any other governmental agency or entity with respect to any plan or arrangement; and (H) employee manuals or handbooks containing personnel or employee relations policies;

                            (ii) the Caltar Data Forms,  Inc. 401 Salary Savings
Plan (the "Company 401(k) Plan") is the only Qualified Plan. The Company has never maintained or contributed to another Qualified Plan. The Company 401(k) Plan qualifies under Section 401(a) of the Code, and any trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the design or operation of any Qualified Plans that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code;

                            (iii) the Company has never sponsored or maintained,
had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan subject to Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan);

                            (iv)  each  Company  Plan and each  Company  Benefit
Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including federal and state securities laws;

                            (v) there are no  pending  claims  or  lawsuits  by,
against, or relating to any Employee Benefit Plans or Benefit Arrangements that are not Company Plans or Company Benefit Arrangements that would, if successful, result in liability of the Company, Tarr or the Stockholder, and no claims or lawsuits have been asserted, instituted or, to the knowledge of the Company, threatened by, against, or relating to any Company Plan or Company Benefit Arrangement, against the assets of any trust or other funding arrangement under any such Company Plan, by or against the Company with respect to any Company Plan or Company Benefit Arrangement, or by or against the plan administrator or any fiduciary of any Company Plan or Company Benefit Arrangement, and the Company does not have knowledge of any fact that could form the basis for any such claim or lawsuit. The Company Plans and Company Benefit Arrangements are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to the Company 401(k) Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs;

                            (vi) no Company Plan or Company Benefit  Arrangement
contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement;

                            (vii) with respect to each Company  Plan,  there has
occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for the Company, the Stockholder or any officer, director, or employee of the Company;

                            (viii)  all   reporting,   disclosure,   and  notice
requirements of ERISA and the Code have been fully and completely satisfied with respect to each Company Plan and each Company Benefit Arrangement;

                            (ix) all  amendments  and actions  required to bring
the Company Benefit Plans into conformity with the applicable provisions of ERISA, the Code, and other applicable laws have been made or taken except to the extent such amendments or actions (A) are not required by law to be made or taken until after the Closing Date and (B) are disclosed on Schedule 3.25(c);

                            (x) payment  has been made of all  amounts  that the
Company is required to pay as contributions to the Company Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended before the date of this Agreement; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within 30 days of such withholding;

                            (xi) the Company has not  prepaid or  prefunded  any
Welfare Plan through a trust, reserve, premium stabilization, or similar account, nor does it provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9);

                            (xii) no statement, either written or oral, has been
made by the Company to any person with regard to any Company Plan or Company Benefit Arrangement that was not in accordance with the Company Plan or Company Benefit Arrangement and that could have an adverse economic consequence to the Company;

                            (xiii) the Company has no liability (whether actual,
contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan or Benefit Arrangement that is not a Company Benefit Arrangement or with respect to any Employee Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate;

                            (xiv) all group  health plans of the Company and its
affiliates have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code, and the Company has provided, or will have provided before the Closing Date, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B with respect to any "qualifying event" (as defined therein) occurring before or on the Closing Date;

                            (xv) no employee  or former  employee of the Company
or beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than (i) death or retirement benefits under a Qualified Plan, (ii) deferred compensation benefits accrued as liabilities on the Interim Balance Sheet or (iii) continuation coverage mandated under Section 4980B of the Code or other applicable law.

                  (d) Schedule 3.25(d) hereto contains the most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Company for the last three (3) fiscal years.

                  (e) Schedule 3.25(e) hereto sets forth an accurate list, as of the date hereof, of all employees of the Company who may earn more than $50,000 in 1998, all officers and all directors, and lists all employment agreements with such employees, officers and directors and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such person as of (a) the Balance Sheet Date and (b) the date hereof.

                  (f)  The   Company   has  not   declared  or  paid  any  bonus
compensation  in  contemplation   of  the  transactions   contemplated  by  this
Agreement.

         3.26     Taxes.

                  (a) (i) The Company has timely filed all Tax Returns due on or before the Closing Date, and all such Tax Returns are true, correct, and complete in all respects.

                            (ii) The Company has paid in full on a timely  basis
all Taxes owed by it, whether or not shown on any Tax Return.

                            (iii) The  amount  of the  Company's  liability  for
unpaid Taxes as of the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Interim Balance Sheet, and the amount of the Company's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of the Company on the Closing Date.

                            (iv) Except as set forth on Schedule 3.26, there are
no ongoing examinations or claims against the Company for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

                            (v) The Company has a taxable year ended on December
31, in each year commencing 1987.

                            (vi) The  Company  currently  utilizes  the  accrual
method of accounting for income Tax purposes and such method of accounting has not changed in the past 20 years. The Company has not agreed to, and is not and will not be required to, make any adjustments under Code Section 481(a) as a result of a change in accounting methods.

                            (vii) The Company has  withheld and paid over to the
proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

                            (viii)  Copies  of (A)  any  Tax  examinations,  (B)
extensions of statutory limitations for the collection or assessment of Taxes and (C) the Tax Returns of the Company for the last fiscal year have been delivered to Buyer.

                            (ix) There are (and as of immediately  following the
Closing there will be) no Liens on the assets of the Company relating to or attributable to Taxes.

                            (x) To the  Company's  knowledge,  there is no basis
for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have an adverse effect on the Company or its business.

                            (xi) None of the  Company's  assets  are  treated as
"tax exempt use property" within the meaning of Section 168(h) of the Code.

                            (xii) There are no contracts,  agreements,  plans or
arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

                            (xiii)  The   Company  has  not  filed  any  consent
agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                            (xiv) The  Company  is not,  and has not been at any
time, a party to a tax sharing, tax indemnity or tax allocation agreement, and the Company has not assumed the tax liability of any other person under contract.

                            (xv)  The  Company  is not,  and has not been at any
time, a "United States real property holding  corporation" within the meaning of
Section 897(c)(2) of the Code.

                            (xvi)  The  Company's  tax basis in its  assets  for
purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                            (xvii)  The  Company  has not  been a  member  of an
affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of another person under Treas. Reg. ss.
1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                        (b) (i) The Company has, since June 1, 1987, been an S Corporation within the meaning of Section 1361 of the Code.

                            (ii) The  Company  does not have a net  recognizable
built-in gain within the meaning of Section 1374 of the Code.

                  (c)      Except as set forth on Schedule 3.26(c),

                            (i) The Trust does not file Tax Returns.

                           (ii) The Trustees are the only trustees of the Trust.

                          (iii) The  Trustees  are (A)  citizens of the United
States and (B) are husband and wife and are not divorced.

                  (d)      For purposes of this Agreement:

                            (i) the term "Tax" shall  include any tax or similar
governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof; and

                            (ii) the term "Tax  Return"  shall  mean any  return
(including any information return), report, statement, schedule, notice, form, estimate, or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

         3.27     Conformity with Law; Litigation.

                  (a) The Company has not violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it.

                  (b) Neither the Stockholder nor Tarr has, at any time: (i) committed any criminal act (except for minor traffic violations); (ii) engaged in acts of fraud, dishonesty, gross negligence or moral turpitude; (iii) filed for personal bankruptcy; or (iv) been an officer, director, manager, trustee or controlling shareholder of a company that filed for bankruptcy or Chapter 11 protection.

                  (c) Except as set forth on Schedule 3.27(c), there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or business.

         3.28 Relations with Governments. The Company has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office, nor has it otherwise taken any action that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         3.29 Absence of Changes. Since the Balance Sheet Date, the Company has conducted its business in the ordinary course and, except as contemplated herein or as set forth on Schedule 3.29, there has not been:

                  (a) any change, by itself or together with other changes, that has affected adversely, or is likely to affect adversely, the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Company;

                  (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company;

                  (c) any change in the authorized capital of the Company or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  (d) any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

                  (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company to the Stockholder, Tarr or any of the Company's other officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, nor has the Company entered into or amended any Company Benefit Arrangement, Company Plan, employment, severance or other agreement relating to compensation or fringe benefits;

                  (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of the Company;

                  (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including without limitation the Stockholder and Tarr and his affiliates;

                  (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of the Stockholder or Tarr and his affiliates, provided that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

                  (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company;

                  (k) any waiver of any material rights or claims of the Company;

                  (l) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party;

                  (m) any transaction by the Company outside the ordinary course of business;

                  (n) any capital commitment by the Company, either individually or in the aggregate, exceeding $2,500;

                  (o) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the revaluation by the Company of any of its assets;

                  (p) any creation or assumption by the Company of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for Taxes not yet due and payable);

                  (q) any entry into, amendment of, relinquishment, termination or non- renewal by the Company of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company in excess of $2,500;

                  (r) any loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

                  (s) the commencement or notice or, to the knowledge of the Company, threat of commencement, of any lawsuit or proceeding against, or investigation of, the Company or any of its affairs; or

                  (t) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

         3.30 Disclosure. All written agreements, lists, schedules, instruments, exhibits, documents, certificates, reports, statements and other writings furnished to Buyer pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by the Stockholder, Tarr or the Company contained in this Agreement, in the Schedules attached hereto or in any certificate furnished or to be furnished by the Stockholder, Tarr or the Company to Buyer in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to the Stockholder or Tarr that has specific application to the Stockholder, Tarr or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as the Stockholder or Tarr can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or any Schedule hereto.

         3.31 Predecessor Status; Etc. Schedule 3.31 sets forth a listing of all legal names, trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) of the Company and all of its predecessor companies during the five-year period immediately preceding the Closing, including without limitation the names of any entities from whom the Company has acquired material assets. During the five-year period immediately preceding the Closing, the Company has operated only under the names set forth on Schedule 3.31 in the jurisdiction or jurisdictions set forth on Schedule 3.31 and has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

         3.32 Location of Chief Executive Offices Schedule 3.32 sets forth the location of the Company's chief executive offices.

         3.33 Location of Equipment and Inventory All inventory and equipment held on the date hereof by the Company is located at one of the locations shown on Schedule 3.33. For purposes of this Agreement, (a) the term "inventory" shall mean any inventory of whatever nature owned by the Company as of the date hereof, and, in any event, shall include, but shall not be limited to, all merchandise, inventory and goods wherever located, together with all goods, supplies, incidentals, packaging materials and any other items used or usable in manufacturing, processing, packaging or shipping the same, in all stages of production -- from raw materials through work-in-process to finished goods; and
(b) the term "equipment" shall mean any equipment owned by the Company as of the date hereof, and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles owned by the Company as of the date hereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         3.34 Year 2000 Compliance. To the extent the Company may not be Year 2000 Compliant and Ready (as defined below) at any time prior to January 1, 1999, the Company has no reason to believe that such status will result in a material adverse affect on the Company's business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise). In addition, the Company has no reason to believe that its respective vendors, suppliers and customers are not Year 2000 Compliant and Ready where the failure to be Year 2000 Compliant and Ready would have a material adverse affect on the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Company. For purposes of this Agreement, the term "Year 2000 Compliant and Ready," with respect to any person, means that the hardware and software systems and components (including without limitation imbedded microchips) owned, licensed or used by such person in connection with its business operations will (without any additional cost or the need for human intervention) (i) accurately process information involving any and all dates before, during and/or after January 1, 2000, including without limitation recognizing and processing input, providing output, storing information and performing date-related calculations, all without creating any ambiguity as to the century and without any other error or malfunction, (ii) operate accurately without material interruption or malfunction on and in respect of any and all dates before, during and/or after January 1, 2000 and
(iii) where applicable, respond to and process two digit year input without creating any ambiguity as to the century.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         To induce the Company, the Stockholder and Tarr to enter into this Agreement and consummate the transactions contemplated hereby, Buyer represents and warrants to the Company and the Stockholder as follows:

         4.1 Due Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted. The sole member of Buyer is Workflow.

         4.2 Authorization; Validity of Obligations. The representative of Buyer executing this Agreement has all requisite power and authority to enter into and bind Buyer to the terms of this Agreement. Buyer has the full legal right, power and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the performance by Buyer of the transactions contemplated herein has been duly and validly authorized by the Board of Managers of Buyer and this Agreement has been duly and validly authorized by all necessary action. This Agreement is a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

         4.3 No Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated hereby and the fulfillment of the terms hereof will not:

                  (a) conflict with, or result in a breach or violation of the Buyer's Operating Agreement;

                  (b) conflict with, or result in a default (or would constitute a default but for a requirement of notice or lapse of time or both) under any document, agreement or other instrument to which Buyer is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of Buyer's properties pursuant to (i) any law or regulation to which Buyer or any of its property is subject, or (ii) any judgment, order or decree to which Buyer is bound or any of its property is subject;

                  (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of Buyer; or

                  (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which Buyer is subject, or by which Buyer is bound (including, without limitation, the HSR Act, together with all rules and regulations promulgated thereunder).

         4.4 Financial Ability. Buyer possesses sufficient funds on hand and/or Workflow has commitments from financial institutions in an amount sufficient to enable Buyer to pay to the Stockholder the Purchase Price.

5.       COVENANTS

         5.1      Tax Matters.

                  (a) The following provisions shall govern the allocation of responsibility as between the Company, on the one hand, and the Stockholder, on the other, for certain tax matters following the Closing Date:

                            (i) The  Stockholder  shall  prepare  or cause to be
prepared and file or cause to be filed, within the time and in the manner provided by law, all Tax Returns of the Company for all periods ending on or before the Closing Date that are due after the Closing Date. The Stockholder shall pay to the Company on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date. Such Tax Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by Buyer. To the extent reasonably requested by the Stockholder or required by law, Buyer and the Company shall participate in the filing of any Tax Returns filed pursuant to this paragraph.

                            (ii) Except as set forth in Section 5.1(a)(iii) with
respect to income Tax Returns for the Company for 1998, the Company shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for Tax periods which begin before the Closing Date and end after the Closing Date. The Stockholder shall pay to the Company within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date. For purposes of this Section 5.1, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

                            (iii)  The  Stockholder  and  Buyer  agree  that the
Buyer's purchase of the capital stock of the Company is controlled by Section 1362(e)(6)(D) of the Code and Treasury Regulation ss.1.1362-3(b)(3) wherein the 1998 calendar tax year of the Company will be treated as two taxable years for income Tax purposes and items of income, loss, deduction or credit shall be assigned to the two short taxable years in accordance with the Company's normal method of accounting under Treasury Regulation ss. 1.1362-3(b)(3) on a "per books" method. The Stockholder and the Company shall file income Tax Returns for the 1998 calendar tax year in a manner consistent with the foregoing.

                            (iv)  Buyer  and the  Company  on one  hand  and the
Stockholder on the other hand shall (A) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax Returns pursuant to this Section 5.1 and any audit, litigation or other proceeding with respect to Taxes; (B) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company for all periods ending prior to or including the Closing Date; and (C) preserve information, records or documents relating to Tax matters pertinent to the Company that are in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

                            (v) The  Stockholder  shall timely pay all transfer,
documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the transactions contemplated by this Agreement, and the Stockholder shall, at his own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees. If required by applicable law, Buyer and the Company will join in the execution of any such Tax Returns and other documentation.

                  (b) The Company shall, prior to the Closing, maintain its status as an S Corporation for federal and state income tax purposes. The Company and the Stockholder will not revoke the Company's election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code. The Company and the Stockholder will not take or allow any action to be taken (other than the sale of the Stock pursuant to this Agreement) that would result in the termination of the Company's status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code.

                  (c) The parties agree as follows with respect to Section 338(h)(10) of the Code:

                            (i)  At  the   Buyer's   option,   the  Company  and
Stockholder will join with Buyer in making a timely election under Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign tax law) with respect to the purchase and sale of the Stock hereunder (a "Section 338(h)(10) Election"). Stockholder will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on its Tax Returns to the extent permitted by applicable law. Buyer and Stockholder shall cooperate fully with each other in the making of such election. In particular, Buyer shall be responsible for the preparation and filing of all Tax Returns and forms (the "Section 338 Forms") required under applicable tax law to be filed in connection with making the Section 338 (h)(10) Election. Stockholder shall deliver to Buyer, within 90 days prior to the date the Section 338 Forms are required to be filed, such documents and other forms as reasonably requested by Buyer to properly complete the Section 338 Forms.

                            (ii)  Buyer  and  Stockholder   shall  allocate  the
Purchase Price in the manner required by Section 338 of the Code and the Treasury Regulations promulgated thereunder. Such allocation shall be used for purposes of determining the modified aggregate deemed sales price under Treasury Regulations and in reporting the deemed sale of assets of the Company in connection with the Section 338(h)(10) Election.

                            (iii) Buyer shall initially  prepare a completed set
of IRS Forms 8023-A (and any comparable forms required to be filed under state, local or foreign tax law) and any additional data or materials required to be attached to Form 8023-A pursuant to the Treasury Regulations promulgated under
Section 338 of the Code. Buyer shall deliver said forms to Stockholder for review no later than 45 days prior to the date the Section 338 Forms are required to be filed. In the event Stockholder objects to the manner in which the Section 338 Forms have been prepared, Stockholder shall notify Buyer within 10 days of receipt of the Section 338 Forms of such objection, and the parties shall endeavor within the next 15 days in good faith to resolve such dispute. If the parties are unable to resolve such dispute within said 15 day period, Buyer and Stockholder shall submit such dispute to an independent accounting firm of recognized national standing (the "Allocation Arbiter") selected by Buyer and Stockholder, which firm shall not be the regular accounting firm of Buyer or Stockholder. Promptly, but not later than 15 days after its acceptance of appointment hereunder, the Allocation Arbiter will determine (based solely on presentations of Buyer and Stockholder and not by independent review) only those matters in dispute and will render a written report as to the disputed matters and the resulting preparation of the Section 338 Forms shall be conclusive and binding upon the parties.

                            (iv) No new elections with respect to Taxes,  or any
changes in current elections with respect to Taxes, affecting the Company after the Section 338(h)(10) Election shall be made after the date of this Agreement without the prior written consent of the Buyer and the Stockholder.

                  (d) Buyer and Stockholder agree as follows with respect to the allocation of Tax liabilities:

                            (i) Stockholder shall be responsible for all federal
income Taxes attributable to the Company for periods ending on or before the Closing Date (including any Tax resulting from the Section 338(h)(10) Election). Buyer shall be responsible for all federal income Taxes of the Company for periods ending after the Closing Date.

                            (ii)  Stockholder  shall be  liable  for any  state,
local, or foreign Tax attributable to an election under state, local, or foreign law similar to the election available under Section 338(h)(10) of the Code. Further, if a state, local or foreign jurisdiction does not have provisions similar to the election available under Section 338(h)(10) of the Code, Stockholder will be liable for any Tax imposed on the Company by such state, local and/or foreign jurisdiction resulting from the transactions contemplated by this Agreement. Finally, Stockholder will be liable for nonfederal income Taxes of the Company ending on or before the Closing Date, and the Buyer and Company will be liable for nonfederal income Taxes of the Company for periods ending after the Closing Date.

         5.2 Accounts Receivable. In the event that all Accounts Receivable are not collected in full (net of reserves specified in Section 3.14) within one hundred twenty (120) days after the Closing then, at the request of the Company or Buyer, the Stockholder or Tarr shall pay the Company an amount equal to the Accounts Receivable not so collected, and upon receipt of such payment the Company shall assign to the Stockholder all of its rights with respect to the uncollected Accounts Receivable giving rise to the payment and the Company shall also thereafter promptly remit any excess collections received by it with respect to such assigned Accounts Receivable. If and when the amount subsequently collected by the Stockholder or Tarr with respect to the assigned Accounts Receivable equals (a) the payment made therefor plus (b) the costs and expenses reasonably incurred by the Stockholder in the collection of such assigned Accounts Receivable, the Stockholder shall reassign to the Company all of such assigned Accounts Receivable as have not been collected in full by the Stockholder or Tarr and shall also thereafter promptly remit any excess collections received by them. Upon the written request of the Company, the Stockholder or Tarr shall provide it with a status report concerning the collection of assigned Accounts Receivable.

         5.3 Intentionally Omitted.

         5.4 Employee Benefit Plans. If reasonably requested by Buyer, the Company shall terminate any Company Plan or Company Benefit Arrangement.

         5.5 Related Party Agreements. The Company, Tarr and/or the Stockholder, as the case may be, shall terminate any Related Party Agreements which Buyer requests the Company, Tarr or the Stockholder to terminate.

         5.6      Cooperation.

                  (a) The Company, Stockholder, and Buyer shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such instruments as the other may reasonably request for the purpose of carrying out this Agreement. In connection therewith, if required, the president or chief financial officer of the Company shall execute any documentation reasonably required by Buyer's independent public accountants (in connection with such accountant's audit of the Company) or the Nasdaq National Market.

                  (b) The Stockholder and Tarr (on the one hand) and the Company (on the other hand) shall cooperate and use their reasonable efforts to have the present officers, directors and employees of the Company cooperate with Buyer on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

                  (c) Each party hereto shall cooperate in obtaining all consents and approvals required under this Agreement to effect the transactions contemplated hereby

         5.7      Access to Information; Confidentiality; Public Disclosure.

                  (a) Between the date of this Agreement and the Closing Date, the Company will afford to the officers and authorized representatives of Buyer access to (i) all of the sites, properties, books and records of the Company and
(ii) such additional financial and operating data and other information as to the business and properties of the Company as Buyer may from time to time reasonably request, including without limitation, access upon reasonable request to the Company's employees, customers, vendors, suppliers and creditors for due diligence inquiry. No information or knowledge obtained in any investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated herein.

                  (b) Buyer recognizes and acknowledges that it had in the past, currently has, and in the future may possibly have, access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's business. Buyer agrees that, unless there is a Closing, it will not disclose confidential information with respect to the Company to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the Company and to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 5.7(b), unless (i) such information becomes known to the public generally through no fault of Buyer,
(ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, Buyer shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

                  (c) Prior to the Closing Date, none of the Company, the Stockholder or Tarr shall make any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement unless previously approved by Buyer in writing. Buyer agrees to keep the Company and the Stockholder apprised in advance of any disclosure of the subject matter of this Agreement by Buyer prior to the Closing Date.

         5.8 Conduct of Business Pending Closing. Between the date hereof and the Closing Date, the Company will (except as requested or agreed by Buyer):

                  (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

                  (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                  (c) perform all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

                  (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

                  (e) use all commercially reasonable efforts to maintain and preserve its business organization intact, retain its present officers and key employees and maintain its relationships with suppliers, vendors, customers, creditors and others having business relations with it;

                  (f) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                  (g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments; and

                  (h) maintain present salaries and commission levels for all officers, directors, employees, agents, representatives and independent contractors, except for ordinary and customary bonuses and salary increases for employees (other than Tarr) in accordance with past practice.

         5.9 Prohibited Activities. Between the date hereof and the Closing Date, the Company will not, without the prior written consent of Buyer:

                  (a) make any change in its Articles of Incorporation or Bylaws, or authorize or propose the same;

                  (b) issue, deliver or sell, authorize or propose the issuance, delivery or sale of any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind, or authorize or propose any change in its equity capitalization, or issue or authorize the issuance of any debt securities;

                  (c) declare or pay any dividend, or make any distribution (whether in cash, stock or property) in respect of its stock whether now or hereafter outstanding, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

                  (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, or guarantee any indebtedness, except in the ordinary course of business and consistent with past practice in an amount in excess of $2,500, including contracts to provide services to customers;

                  (e) increase the compensation payable or to become payable to any officer, director, employee, agent, representative or independent contractor; make any bonus or management fee payment to any such person; make any loans or advances; adopt or amend any Company Plan or Company Benefit Arrangement; or grant any severance or termination pay;

                  (f) create or assume any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

                  (g) sell, assign, lease, pledge or otherwise transfer or dispose of any property or equipment except in the ordinary course of business consistent with past practice;

                  (h) acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Company;

                  (i) merge or consolidate or agree to merge or consolidate with or into any other corporation;

                  (j) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

                  (k) commit a breach of or amend or terminate any material agreement, permit, license or other right;

                  (l) enter into any other transaction (i) that is not negotiated at arm's length with a third party not affiliated with the Company, the Stockholder or any officer or director of the Company or (ii) outside the ordinary course of business consistent with past practice or (iii) prohibited hereunder;

                  (m) commence a lawsuit other than for routine collection of bills;

                  (n) revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

                  (o) make any tax election other than in the ordinary course of business and consistent with past practice, change any tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any Tax Return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a Tax Return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written consent of Buyer; or

                  (p) take, or agree (in writing or otherwise) to take, any of the actions described in Sections 5.9(a) through (o) above, or any action which would make any of the representations and warranties of the Company, Tarr and the Stockholder contained in this Agreement untrue or result in any of the conditions set forth in Articles 6 and 7 not being satisfied.

         5.10 Exclusivity. None of the Stockholder, Tarr, the Company, or any agent, officer, director or any representative of the Company, Tarr or the Stockholder will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly: (a) solicit, encourage or initiate the submission of proposals or offers from any person for,
(b) participate in any discussions pertaining to, or (c) furnish any information to any person other than Buyer relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company. In addition to the foregoing, if the Company, Tarr or the Stockholder receives any unsolicited offer or proposal, or has actual knowledge of any unsolicited offer or proposal, relating to any of the above, the Company, Tarr or the Stockholder shall immediately notify Buyer thereof, including the identity of the party making such offer or proposal and the specific terms of such offer or proposal.

         5.11 Notification of Certain Matters. Each party hereto shall give prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 5.11 shall not, without the express written consent of the other parties be deemed to (x) modify the representations or warranties hereunder of the party delivering such notice, (y) modify the conditions set forth in Articles 6 and 7, or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.12 Notice to Bargaining Agents. Prior to the Closing Date, the Company shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, if requested by Buyer, and shall provide Buyer with proof that any required notice has been sent.

         5.13 Post-Closing Balance Sheet. Within fifteen (15) business days after Closing, Tarr shall deliver to Buyer a balance sheet of the Company as of the Closing Date prepared in accordance with GAAP ("Post-Closing Balance Sheet"). Buyer shall cooperate with Tarr to the extent reasonably requested by the Stockholder in connection with Tarr's preparation of such Post-Closing Balance Sheet.

         5.14 Subordination, Nondisturbance and Attornment Agreement. As soon after Closing as is practicable, Tarr shall use best efforts to deliver to Buyer a Subordination, Nondisturbance and Attornment Agreement (in such form as Buyer designates) with respect to the Company's main office location owned by Tarr and located in Santa Fe Springs, Los Angeles County, California ("Company Main Office").

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligation of Buyer to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions and deliveries:

         6.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of the Stockholder, Tarr and the Company contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company, Tarr and the Stockholder on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed on behalf of the Company, Tarr and the Stockholder shall have been delivered to Buyer.

         6.2 No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Company, or limiting or restricting Buyer's conduct or operation of the business of the Company (or its own business) following the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened against Buyer or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Company. A certificate to the foregoing effects dated the Closing Date and signed on behalf of the Company, Tarr and Stockholder shall have been delivered to Buyer.

         6.3 No Material Adverse Change. There shall have been no material adverse changes in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Company, taken as a whole, since the Balance Sheet Date; and Buyer shall have received a certificate signed by the Company, Stockholder and Tarr dated the Closing Date to such effect.

         6.4 Consents and Approvals. All necessary consents of, and filings with, any governmental authority or agency or third party, relating to the consummation by the Company, Tarr and the Stockholder of the transactions contemplated hereby, shall have been obtained and made. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

         6.5 Opinion of Counsel. Buyer shall have received an opinion from counsel to the Company, Tarr and the Stockholder, dated the Closing Date, in a form reasonably satisfactory to Buyer.

         6.6 Charter Documents. Buyer shall have received (a) a copy of the Articles of Incorporation of the Company certified by an appropriate authority in the state of its incorporation and (b) a copy of the Bylaws of the Company certified by the Secretary of the Company, and such documents shall be in form and substance reasonably acceptable to Buyer.

         6.7 Quarterly Financial Statements.  Buyer shall have received from the
Company  completed   quarterly   financial   statements  in  a  form  reasonably
satisfactory to Buyer.

         6.8 Due Diligence Review. The Company shall have made such deliveries as are called for by this Agreement. Buyer shall be fully satisfied in its sole discretion with the results of its review of all of the Schedules, whether delivered before or after the execution hereof, and such deliveries, and its review of, and other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and condition (financial or otherwise) of the Company.

         6.9 Delivery of Closing Financial Certificate. Buyer shall have received a certificate (the "Closing Financial Certificate"), dated as of the Closing Date, signed on behalf of the Company and by Tarr and the Stockholder, setting forth:

                  (a) the net worth of the Company as of the last day of its most recent fiscal year (the "Certified Year-End Net Worth");

                  (b) the net worth of the Company as of the Closing Date (the "Certified Closing Net Worth");

                  (c) the sales of the Company for the most recent fiscal year preceding the Closing Date (the "Certified Year-End Sales");

                  (d) the sales of the Company for the ten-month period ending on October 31, 1998 (the "Certified Closing Sales");

                  (e) the earnings of the Company before interest and taxes (after the addition of "add-backs" set forth on Schedule 3.9(c)) for the most recent fiscal year preceding the Closing Date (the "Certified Year-End Profits");

                  (f) the earnings of the Company before interest and taxes (after the addition of "add-backs" set forth on Schedule 3.9(c)) for the ten-month period ending on October 31, 1998 (the "Certified Closing Profits"); and

                  (g) the sum of the Company's total outstanding long term and short term indebtedness to (i) banks, (ii) the Stockholder, (iii) Tarr and (iv) all other financial institutions and creditors (in each case including the current portion of such indebtedness, but excluding trade payables and other accounts payable incurred in the ordinary cause of the Company's business consistent with past practice) as of the Closing Date (the "Certified Closing Long-Term Debt").

         The parties acknowledge and agree that for purposes of determining the Certified Closing Net Worth and the Certified Closing Profits, the Company shall not take account of any increase in intangible assets (including without limitation goodwill, franchises and intellectual property) accounted for after December 31, 1997. In addition, the Certified Closing Net Worth shall be calculated after giving effect to any expenses incurred by the Company, Tarr or the Stockholder in connection with the transactions contemplated by this Agreement.

         6.10 FIRPTA Compliance. The Stockholder shall have delivered to Buyer a properly executed statement in a form reasonably acceptable to Buyer for purposes of satisfying Buyer's obligations under Treas. Reg. ss. 1.1445-2(b).

         6.11 Tarr Employment Agreement. Tarr shall have entered into an employment agreement with the Buyer or the Company in a form reasonably satisfactory to Buyer.

         6.12 Lease Agreement. Tarr and the Company and/or Buyer shall have entered into a Lease Agreement with respect to the Company Main Office in a form reasonably satisfactory to Buyer.

         6.13 Salesmen Employment Agreements. Such salesmen of the Company as Buyer may identify in its sole discretion shall have entered into Employment Agreements with Buyer in a form reasonably satisfactory to Buyer.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDER  AND THE COMPANY

         The obligation of the Stockholder and the Company to effect the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions and deliveries:

         7.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of Buyer contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Buyer on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of Buyer shall have been delivered to the Company and the Stockholder.

         7.2 No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Company, or limiting or restricting Buyer's conduct or operation of the business of the Company (or its own business) following the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending and a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of Buyer shall have been delivered to the Company and the Stockholder.

         7.3 Consents and Approvals. All necessary consents of, and filings with, any governmental authority or agency or third party relating to the consummation by Buyer of the transactions contemplated herein, shall have been obtained and made. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

         7.4 Employment Agreements. Tarr shall have entered into an employment agreement with the Buyer or the Company in a form reasonably satisfactory to Tarr.

         7.5 Lease Agreement. Tarr and the Company and/or Buyer shall have entered into a Lease Agreement with respect to the Company Main Office in a form reasonably satisfactory to Tarr.

8.       INDEMNIFICATION

         8.1 General Indemnification by the Stockholder and Tarr. The Stockholder and Tarr, jointly and severally, covenant and agree to indemnify, defend, protect and hold harmless Buyer, the Company, Workflow and their respective officers, directors, employees, stockholders, assigns, successors and affiliates (individually, an "Indemnified Party" and collectively, "Indemnified Parties") from, against and in respect of:

                  (a) all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:


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                            (i) any breach of any  representation or warranty of
the Stockholder, Tarr or the Company set forth in this Agreement or any Schedule or certificate, delivered by or on behalf of the Stockholder, Tarr or the Company in connection herewith; or

                            (ii) any nonfulfillment of any covenant or agreement
by the Stockholder or Tarr or, prior to the Closing Date, the Company, under this Agreement; or

                            (iii)  the  business,  operations  or  assets of the
Company prior to the Closing Date or the actions or omissions of the Company's directors, officers, stockholders, employees or agents prior to the Closing Date, other than Damages arising from matters expressly disclosed in the Company Financial Statements, this Agreement or the Schedules to this Agreement; or

                            (iv) (A) the matters  disclosed  on  Schedules  3.23
(environmental matters), 3.25 (employee benefit plans), 3.26 (taxes), and 3.27 (conformity with law; litigation), (B) the failure of the Company or Tarr to obtain the consent of the landlord at the Company's Thousand Oaks facility to the transactions contemplated by this Agreement, (C) any inability of Tarr to provide services to Workflow, Buyer or any of their direct or indirect subsidiaries as a result of the Consulting Agreement dated August 8, 1997 between Tarr and Galaxy Solutions, L.L.C., and (D) the failure of Tarr to deliver the Subordination, Nondisturbance and Attornment Agreement contemplated by Section 5.14; and

                  (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.1.

         8.2      Limitation and Expiration.  Notwithstanding the above:

                  (a) there  shall be no  liability  for  indemnification  under
Section 8.1 unless, and solely to the extent that, the aggregate amount of Damages exceeds $2,000 (the "Indemnification Threshold"); provided, however, that the Indemnification Threshold shall not apply to (i) adjustments to the Cash Purchase Price as set forth in Sections 1.2 and 1.3; (ii) Damages arising out of any breaches of the covenants of the Stockholder or Tarr set forth in this Agreement or representations and warranties made in Sections 3.4 (capital stock of the Company), 3.5 (transactions in capital stock; accounting treatment), 3.19 (significant customers; material contracts and commitments),
3.23  (environmental  matters),  3.25 (employee benefit plans), 3.26 (taxes), or
3.27 (conformity with law; litigation), or (iii) Damages described in Section 8.1(a)(iv);

                  (b) the aggregate amount of the Stockholder's and Tarr's liability under this Article 8 shall not exceed the Purchase Price (such term to include the Cash Purchase Price, any Earn-out); provided, however, that the Stockholder's and Tarr's liability for Damages arising out of any breaches of the representations made in Sections 3.23 (environmental matters), 3.25 (employee benefit plans) or 3.26 (taxes) or Damages described in Section 8.1(a)(ii) or (iv) shall not be subject to such limitation and shall not count toward the limitation described in the first clause of this Section 8.2(b);

                  (c) the indemnification obligations under this Article 8, or under any certificate or writing furnished in connection herewith, shall terminate at the date that is the later of clause (i) or (ii) of this Section 8.2(c):

                            (i) (1)  except as to  representations,  warranties,
and covenants specified in clause (i)(2) of this Section 8.2(c), the third anniversary of the Closing Date, or

                            (2) with respect to  representations  and warranties
contained in Sections 3.23 (environmental matters), 3.25 (employee benefit plans), 3.26 (taxes), and the indemnification set forth in Section 8.1(a)(ii),
(iii) or (iv), on (A) the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or (B) if there is no applicable statute of limitation, (x) ten (10) years after the Closing Date if the Claim is related to the cost of investigating, containing, removing, or remediating a release of Hazardous Material into the environment, or (y) five (5) years after the Closing Date for any other Claim covered by clause (i)(2)(B) of this Section 8.2(c); or

                            (ii) the  final  resolution  of  claims  or  demands
pending as of the relevant dates described in clause (i) of this Section 8.2(c) (such claims referred to as "Pending Claims").

         8.3   Indemnification    Procedures   All   claims   or   demands   for
indemnification under this Article 8 ("Claims") shall be asserted and resolved as follows:

                  (a) In the event that any Indemnified Party has a Claim against any party obligated to provide indemnification pursuant to Section 8.1 hereof (the "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness notify the Stockholder and Tarr of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). If the Stockholder or Tarr does not notify the Indemnified Party within thirty (30) days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a detailed statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this
Section 8.3(a), the Indemnified Party shall respond in a written statement to the objection within thirty (30) days and, for sixty (60) days thereafter, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties).

                  (b) (i) In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice to the Stockholder and Tarr. The Stockholder or Tarr shall have thirty (30) days from the date of delivery of the Claim Notice to notify the Indemnified Party (A) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and (B) if such party does not dispute liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated) to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

                            (ii) In the event that  Stockholder  or Tarr  timely
notifies the Indemnified Party that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify with respect to the Third Party Claim, the Indemnifying Party shall defend the Indemnified Party against such Third Party Claim by appropriate proceedings, provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of such party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against such Third Party Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

                           (iii) If at any time,  in the  reasonable  opinion of
the Indemnified Party, notice of which shall be given in writing to the Stockholder or Tarr, any Third Party Claim seeks material prospective relief which could have an adverse effect on any Indemnified Party or the Company or any subsidiary, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

                  (c) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent Damages provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such Claim may be made.

                  (d) Subject to the provisions of Section 8.2, the Indemnified Party's failure to give reasonably prompt notice as required by this Section 8.3 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

                  (e) The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this Article 8, provided that no Indemnified Party shall be obligated to continue pursuing any payment pursuant to the terms of any insurance policy.

         8.4 Survival of Representations Warranties and Covenants. All representations, warranties and covenants made by the Company, the Stockholder, Tarr and Buyer in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date. The representations of the Company, the Stockholder and Tarr will survive the Closing and will remain in effect until, and will expire upon, the termination of the indemnification obligations as provided in Section 8.2. The representations of Buyer will survive the Closing and will remain in effect until, and will expire upon the third anniversary of the Closing Date.

         8.5 Remedies Cumulative. The remedies set forth in this Article 8 are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the Indemnified Parties under any other agreement or pursuant to statutory or common law.

         8.6 Right to Set Off. Buyer shall have the right, but not the obligation, to set off, in whole or in part, against the Pledged Assets or any Earn-out, amounts finally determined under Section 8.3 to be owed to Buyer by the Stockholder and/or Tarr under Section 8.1 hereof.

9.       NONCOMPETITION

         9.1 Prohibited Activities. Tarr acknowledges that he has developed relationships on behalf of and acquired proprietary and confidential information about the Company, including, but not limited to, its customers, vendors, prices, sales strategies and other information, some of which may be regarded and treated by the Company and Buyer as trade secrets. In order to protect the Company's and/or Buyer's critical interest in these relationships and information, Tarr covenants that he will not, for a period of four (4) years following the Closing Date, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, partnership, corporation, or business of whatever nature, compete with the Company by:

                  (a) engaging in a competitive capacity, whether as an officer, director, shareholder, owner, partner, member, joint venturer, employee, independent contractor, consultant, adviser, member, manager or sales representative, in any business selling any products or services which were sold by the Company on the Closing Date, within 50 miles of any location where the Company has an office and/or conducts business ("Territory");

                  (b)  hiring,  or  joining  with  in  a  competitive   business
capacity, any employee of the Company within the Territory;

                  (c) soliciting or accepting competing business from any person or entity which was a customer of Company on the Closing Date, or that had been, within one (1) year prior to the Closing Date, a customer of the Company; or

                  (d) acquiring or entering into any agreement to acquire any prospective acquisition candidate that was, to the knowledge of Tarr, either called upon by the Company as a prospective acquisition candidate or was the subject of an acquisition analysis by the Company within 3 years prior to the Closing Date. Tarr, to the extent lacking the knowledge described in the preceding sentence, shall immediately cease all contact with such prospective acquisition candidate upon being informed that the Company had called upon such candidate or made an acquisition analysis thereof.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Tarr from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over- the-counter.

         9.2 Confidentiality. Tarr recognizes that by reason of his employment by the Company, he has acquired confidential information and trade secrets concerning the operation of the Company, the use or disclosure of which could cause the Company or its affiliates or subsidiaries substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Tarr covenants and agrees with the Company and Buyer that he will not at any time, except in performance of his obligations to the Company or with the prior written consent of the Company pursuant to authority granted by a resolution of the Board of Directors of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his ownership of the Company or his employment by the Company, or any of its subsidiaries and affiliates, or use any such information in a manner detrimental to the interests of the Company or Buyer, unless (i) such information becomes known to the public generally through no fault of Tarr,
(ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, Tarr shall give prior written notice thereof to Buyer and provide Buyer with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company's or Buyer's management with respect to the Company's or Buyer's, or any of their affiliates' or subsidiaries', products, facilities, and methods, trade secrets and other intellectual property, software, source code, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's products), business plans, prospects, or opportunities but shall exclude any information already in the public domain.

         9.3 Damages. Because of the difficulty of measuring economic losses to Buyer as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Buyer for which it would have no other adequate remedy, Tarr agrees that the foregoing covenant may be enforced by Buyer in the event of breach by Tarr, by injunctions and restraining orders.

         9.4 Reasonable Restraint. The parties agree that the foregoing covenants in this Article 9 impose a reasonable restraint on Tarr in light of the activities and business of Buyer on the date of the execution of this Agreement, assuming the completion of the transactions contemplated hereby.

         9.5 Severability; Reformation. The covenants in this Article 9 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         9.6 Independent Covenant. All of the covenants in this Article 9 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Tarr against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of such covenants. The parties expressly acknowledge that the terms and conditions of this Article 9 are independent of the terms and conditions of any other agreements including, but not limited to, any employment agreements entered into in connection with this Agreement. It is specifically agreed that the period of four (4) years stated at the beginning of this Article 9 during which the agreements and covenants of Tarr made in this
Article 9 shall be effective, shall be computed by excluding from such computation any time during which Tarr is found by a court of competent jurisdiction to have been in violation of any provision of this Article 9. The covenants contained in Article 9 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

         9.7 Materiality. The Company and Tarr hereby agree that the covenants set forth in this Article 9 are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

         9.8 Construction. For purposes of Sections 9.1 through 9.7 of this Agreement, inclusive, "Tarr" shall mean both the Trust and Tarr collectively.

10.      GENERAL

         10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date solely:

                  (a) by mutual consent of the Boards of Managers of Buyer and the Board of Directors of the Company; or

                  (b) by the Stockholder, Tarr and the Company as a group, on the one hand, or by Buyer, on the other hand, if the Closing shall not have occurred on or before November 20, 1998, provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to either party (with the Stockholder, Tarr and the Company deemed to be a single party for this purpose) whose material misrepresentation, breach of warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                  (c) by the Stockholder, Tarr and the Company as a group, on the one hand, or by Buyer, on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party (with the Stockholder, Tarr and the Company deemed to be a single party for this purpose) of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the Closing Date; or

                  (d) by the Stockholder, Tarr and the Company as a group, on the one hand, or by Buyer, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the transactions contemplated by this Agreement; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any governmental entity which would make the consummation of the transactions contemplated by this Agreement illegal.

         10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become ineffective, and there shall be no liability or obligation on the part of any party hereto or its officers, directors or stockholders. Notwithstanding the foregoing sentence, (i) the provisions of Articles 10 and 8, and Sections 5.7(b) and 9.2, shall remain in full force and effect and survive any termination of this Agreement; (ii) each party shall remain liable for any breach of this Agreement prior to its termination; and (iii) in the event of termination of this Agreement pursuant to Section 10.1(c) above, then notwithstanding the provisions of Section 10.7 below, the breaching party (with the Stockholder, Tarr and the Company deemed to be a single party for purposes of this Article
10), shall be liable to the other party to the extent of the expenses incurred by such other party in connection with this Agreement and the transactions contemplated hereby, as well as any damages in accordance with applicable law.

         10.3 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Buyer, and the heirs and legal representatives of the Stockholder and Tarr; provided, however that Buyer may assign any of its rights or obligations under this Agreement to Workflow or any direct or indirect subsidiary of Workflow in its sole and absolute discretion and without the consent of the Company, Tarr or the Stockholder; provided, however, that in the event of such assignment Buyer (and the assignee to whom such rights or obligations are assigned) shall continue to be liable to the Stockholder for the payment of the Purchase Price.

         10.4 Entire Agreement; Amendment; Waiver. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Each of the Schedules to this Agreement is incorporated herein by this reference and expressly made a part hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto, or in accordance with Section 9.5. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         10.5 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

         10.6 Brokers and Agents. Buyer, and the Company, Tarr and the Stockholder as a group, each represents and warrants to the other that it has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such party.

         10.7 Expenses. Buyer has and will pay the fees, expenses and disbursements of Buyer and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. The Stockholder (and not the Company) has and will pay the fees, expenses and disbursements of the Stockholder, Tarr, the Company, and their agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement.

         10.8 Specific Performance; Remedies. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the confidentiality obligations set forth in Section 5.7(b) and the noncompetition provisions set forth in Article 9. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.

         10.9 Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

                  If to Buyer or the Company to:

                  SFI of Delaware, LLC
                  c/o Workflow Management, Inc.
                  240 Royal Palm Way
                  Palm Beach, FL  33480
                  Attn: Claudia S. Amlie, Esq.
                  Vice President and General Counsel
                  (Telefax:  (561) 659-7793)

                  with a required copy to:

                  Kaufman & Canoles, P.C.
                  P.O. Box 3037
                  Norfolk, VA  23514
                  Attn: Gus J. James, II, Esq. and T. Richard Litton, Jr., Esq. (Telefax: (757) 624-3169)

                  If to the Stockholder or Tarr to:

                  Jack Tarr
                  30542 Steeplechase Drive
                  San Juan Capistrano, CA  92675
                  (Telefax: (949) 496-1596)

                  with a required copy to:

                  Steve M. Dicterow, Esq.
                  Law Offices of Gary B. Ross
                  8001 Irvine Center Drive, Suite 1500
                  Irvine, CA  92618
                  (Telefax: (714) 753-1998)

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

         10.10 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of Delaware. Any disputes arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in a court of competent civil jurisdiction sitting in the City of Wilmington, Delaware and nowhere else. Each of the parties hereto hereby irrevocably submits to the jurisdiction of such court for the purposes of any suit, civil action or other proceeding arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby (collectively, "Suit"). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, or that the venue of such Suit is improper.

         10.11 Severability. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 9.5.

         10.12 Absence of Third Party Beneficiary Rights. No provision of this Agreement is intended, nor will any provision be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity.

         10.13 Mutual Drafting; Construction. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto. As used in this Agreement, the term "person" shall mean an individual, corporation, partnership, limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         10.14 Further Representations. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.



[Execution Page Following]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                            BUYER - SFI OF DELAWARE, LLC


                            By: /s/ Thomas B. D'Agostino, Jr.
                               ------------------------------------
                            Name: Thomas B. D'Agostino, Jr.
                            Title: President


                            THE COMPANY - CALTAR, INC.


                            By: /s/ Jack Tarr
                               --------------------------------
                            Name: Jack Tarr
                            Title: President


                            STOCKHOLDER:

                              /s/ Jack Tarr
                            ----------------------------------
                            Jack Tarr, Trustee of the Tarr Family Trust
                            u/t/d October 3, 1991


                              /s/ Phyllis T. Tarr
                            ----------------------------------
                            Phyllis T. Tarr, Trustee of the Tarr Family Trust u/t/d October 3, 1991

                               /s/ Jack Tarr
                            ----------------------------------
                            Jack Tarr, in his individual capacity